As filed with the Securities and Exchange Commission on June 9, 2000 Registration No. 333-3074
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           AMENDMENT NO.2 TO FORM 8-K
                             FILED DECEMBER 3, 1999

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

--------------------------------------------------------------------------------


       Date of Report (Date of earliest event reported) November 17, 1999

                                  NEXLAND, INC.
             (Exact Name of registrant as specified in its charter)


             Arizona                 333-3074                  37-1356503
             -------                 --------                  ----------
(State of other jurisdiction  (Commission File Number)        (IRS Employer
        or incorporation)                                  Identification No.)

                                  Nexland, Inc.
                              1101 Brickell Avenue
                             Suite 702, North Tower
                              Miami, Florida 33131
                    (address of principal executive offices)

                               Tel: (305) 358-7771
                         (Registrant's telephone number)

                            20801 Biscayne Boulevard
                             Aventura, Florida 33180
                 (Former address, if changed since last report)

         The following is to correct information previously filed. The method of accounting for certain business combinations reported in the previous Form 8K-A for November 17, 1999, has been determined to be inappropriate. The Registrant has corrected this information and the accompanying financial statements have been restated accordingly.

Item 1.           Change in Control of Registrant.
                  Not applicable.

Item 2.           Acquisition or Disposition of Assets.
                  Not applicable.

Item 3.           Bankruptcy or Receivership.
                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant.
                  Not applicable.

Item 5.           Other Events.

Item 6.           Resignation of Registrant's Directors.
                  Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
                           (a)      Financial Statements and Businesses Acquired
                                        Restated Financial Statements of
                                        Nexland, Inc.
                                        Reissued Financial Statements of Nexland
                                        Limited Partnership

                           (b)      Pro Forma Financial Information
                                        Not applicable.

                           (c)      Exhibits
                                        Not applicable.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Nexland, Inc.

                                    By:/s/ Martin Dell'Oca
                                    ----------------------
                                    Martin Dell'Oca, Chief Financial Officer

Dated:   June 13, 2000

         Nexland, Inc.
         1101 Brickell Avenue
         Suite 702, North Tower
         Miami, Florida 33131

                                  NEXLAND, INC.
                         Financial Statements (Restated)

                                November 17, 1999
                                  December 31,
                                  1998 and 1997












                            WILLIAMS & WEBSTER, P.S.
                          Certified Public Accountants
                        Bank of America Financial Center
                          W. 601 Riverside, Suite 1940
                                Spokane, WA 99201
                                 (509) 838-5111

                                  NEXLAND, INC.


                                TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT                                            1

FINANCIAL STATEMENTS

         Balance Sheets                                                 2

         Statements of Operations                                       3

         Statements of Stockholders' Equity                             4

         Statements of Cash Flows                                       5

NOTES TO FINANCIAL STATEMENTS                                           6

Board of Directors
Nexland, Inc.
Miami, Florida
                          Independent Auditor's Report
                          ----------------------------

We have audited the accompanying balance sheets of Nexland, Inc. as of November 17, 1999, and December 31, 1998 and 1997 and the related statements of operations and stockholders' equity, and cash flows, for the period and years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexland, Inc. as of November 17, 1999, and December 31, 1998 and 1997, and the results of its operations and its cash flows for the period and years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17 to the financial statements, the Company's significant losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding the resolution of this issue are also discussed in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 18 to the financial statements, the Company's earlier method of accounting for certain business combinations has been deemed inappropriate by the Company's management which as elected to correct these financial statements for the effects of these combinations. Accordingly, 1999, 1998 and 1997 financial statements have been restated.



Williams & Webster, P.S.
Spokane, Washington
February 24, 2000 (except for Note 18, as to which the date is May 31, 2000)

NEXLAND, INC.
BALANCE SHEETS

                                                                       (Restated)      (Restated)    (Restated)
                                                                       November 17,   December 31,  December 31,
                                                                          1999            1998          1997
                                                                          ----            ----          ----
A S S E T S

     CURRENT ASSETS
         Cash                                                         $     14,151    $        23     $    9,540
         Accounts receivable                                                52,989              -              -
         Inventory                                                          90,519          7,643              -
                                                                      ------------    -----------     ----------
     TOTAL CURRENT ASSETS                                                  157,659          7,666          9,540
                                                                      ------------    -----------     ----------

     PROPERTY AND EQUIPMENT
         Furniture and equipment                                             8,434          6,183          5,651
         Less:  accumulated depreciation                                    (3,659)        (1,943)          (415)
                                                                      ------------    -----------     ----------
     TOTAL PROPERTY AND EQUIPMENT                                            4,775          4,240          5,236
                                                                      ------------    -----------     ----------

     OTHER ASSETS

         Escrow and security deposits                                        3,180              -              -
                                                                      ------------    -----------     ----------
     TOTAL OTHER ASSETS                                                      3,180              -              -
                                                                      ------------    -----------     ----------

TOTAL ASSETS                                                          $    165,614    $    11,906     $   14,776
                                                                      ============    ===========     ==========


L I A B I L I T I E S   &   S T O C K H O L D E R S '   E Q U I T Y (D E F I C I T)


     CURRENT LIABILITIES
         Accounts payable                                             $    196,061    $     7,643     $        -
         Accrued expense                                                    47,196          2,453            200
         Notes payable                                                      19,553              -              -
                                                                      ------------    -----------     ----------
     TOTAL CURRENT LIABILITIES                                             262,810         10,096            200
                                                                      ------------    -----------     ----------

     LONG-TERM LIABILITIES
         Notes payable, related parties                                    201,917         87,136              -
                                                                      ------------    -----------     ----------

     TOTAL LIABILITIES                                                     464,727         97,232            200
                                                                      ------------    -----------     ----------

     COMMITMENTS AND CONTINGENCIES                                               -              -              -
                                                                      ------------    -----------     ----------

     STOCKHOLDERS' EQUITY (DEFICIT)
         Preferred stock, 10,000,000 shares authorized
            $0.0001 par value; no shares outstanding                             -              -              -
         Common stock, 50,000,000  shares authorized,
            $ 0.0001 par value; 34,094,703 , 29,500,000
            and 29,500,000 issued and outstanding, respectively              3,410          2,950          2,950
         Additional paid-in capital                                              -         64,950         64,950
         Accumulated deficit                                              (302,523)      (153,226)       (53,324)
                                                                      ------------    -----------     ----------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             (299,113)       (85,326)        14,576
                                                                      ------------    -----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (D E F I C I T)            $    165,614    $    11,906     $   14,776
                                                                      ============    ===========     ==========

   The accompanying notes are an integral part of these financial statements.

NEXLAND, INC.
STATEMENTS OF OPERATIONS

                                                            (Restated)           (Restated)           (Restated)
                                                              Period                Year                 Year
                                                              Ending               Ending               Ending
                                                           November 17,         December 31,         December 31,
                                                             1999                   1998                 1997
                                                             ----                   ----                 ----
R E V E N U E S                                          $       196,281     $              -     $              -

COST OF REVENUES                                                  95,136                    -                    -
                                                         ---------------     ----------------     ----------------

GROSS PROFIT                                                     101,145                    -                    -
                                                         ---------------     ----------------     ----------------

E X P E N S E S
     Advertising                                                  10,164                3,354                6,698
     Professional services                                        15,492               42,814               20,876
     Selling and administrative                                  181,725               53,734               25,750
                                                         ---------------     ----------------     ----------------

         TOTAL OPERATING EXPENSES                                207,381               99,902               53,324
                                                         ---------------     ----------------     ----------------

LOSS FROM OPERATIONS                                            (106,236)             (99,902)             (53,324)


INCOME TAXES                                                           -                    -                    -
                                                         ---------------     ----------------     ----------------

NET LOSS                                                 $      (106,236)    $        (99,902)    $        (53,324)
                                                         ===============     ================     ================

BASIC AND DILUTED LOSS PER COMMON SHARE                  $           nil     $            nil     $            nil
                                                         ===============     ================     ================

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
     OF COMMON STOCK SHARES OUTSTANDING                  $    29,500,000     $     29,500,000     $     29,500,000
                                                         ===============     ================     ================

   The accompanying notes are an integral part of these financial statements.

NEXLAND, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                   Common Stock             (Restated)    (Restated)    (Restated)
                                                              ---------------------                                       Total
                                                               Number                       Additional    Accumulated  Stockholders'
                                                              of Shares      Amount      Paid-in Capital     Deficit      Equity
                                                              ---------      ------      ---------------     -------      ------
Issuance of common stock in December, 1997
      for cash at $1.00 per share                              4,425,000   $      443   $       2,557    $        -     $    3,000

Restated effect of 1999 combination with Nexland LP           25,075,000        2,507          62,393             -         64,900

Net loss for year ending December, 1997                                -            -               -       (53,324)       (53,324)
                                                            ------------   ----------   -------------    ----------     ----------
      Balance at December 31, 1997                            29,500,000        2,950          64,950       (53,324)        14,576

Net loss for year ending December, 1998                                -            -               -       (99,902)       (99,902)
                                                            ------------   ----------   -------------    ----------     ----------
      Balance at December 31, 1998                            29,500,000        2,950          64,950      (153,226)       (85,326)

Stock exchanged in reverse acquisition of and recapitalization
      of WindStar Resources, Inc. by Nexland, Inc.             4,594,703          460         (64,950)      (43,061)      (107,551)

Net loss for period ending November 17, 1999                           -            -               -      (106,236)      (106,236)
                                                            ------------   ----------   -------------    ----------     ----------
      Balance at November 17, 1999                            34,094,703   $    3,410   $           -    $ (302,523)    $ (299,113)
                                                            ============   ==========   =============    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

NEXLAND, INC.
STATEMENTS OF CASH FLOWS

                                                                           (Restated)              (Restated)         (Restated)
                                                                             Period                   Year               Year
                                                                             Ending                  Ending             Ending
                                                                          November 17,            December 31,       December 31,
                                                                              1999                    1998               1997
                                                                        -----------------       -----------------  -----------------
Cash flows from operating activities:
      Net loss                                                            $(106,236)              $ (99,902)          $ (53,324)
      Adjustments to reconcile net loss
          to net cash provided (used) by operating activities:
               Depreciation and amortization                                  1,716                   1,528                 415
          Decrease (Increase) in :
               Accounts receivable                                          (52,989)                     --                  --
               Inventory                                                    (82,876)                 (7,643)                 --
          Increase (Decrease) in :
               Accounts payable                                              98,745                   7,643                  --
               Accrued expenses                                              44,743                   2,253                 200
                                                                          ---------               ---------           ---------

          Net cash used by operating activities                             (96,897)                (96,121)            (52,709)
                                                                          ---------               ---------           ---------

Cash flows from investing activities:
          Purchase of property and equipment                                 (2,251)                   (532)             (5,651)
          Deposits paid                                                      (3,180)                     --                  --
                                                                          ---------               ---------           ---------

          Net cash used by investing activities                              (5,431)                   (532)             (5,651)
                                                                          ---------               ---------           ---------

Cash flows from financing activities:
          Proceeds from common stock issued                                      --                      --              67,900
          Loans from stockholder                                            114,781                  87,136                  --
          Net cash acquired in reverse acquisition
               with WindStar Resouces, Inc.                                   1,675                      --                  --
                                                                          ---------               ---------           ---------
          Net cash provided by financing activities                         116,456                  87,136              67,900
                                                                          ---------               ---------           ---------

Net increase (decrease) in cash                                              14,128                  (9,517)              9,540


Cash, beginning of period                                                        23                   9,540                  --
                                                                          ---------               ---------           ---------

Cash, end of period                                                       $  14,151               $      23           $   9,540
                                                                          =========               =========           =========

SUPPLEMENTAL DISCLOSURES:
      Cash paid for interest and income taxes:
          Interest expense                                                       --                      --                  --
                                                                          =========               =========           =========
          Income taxes                                                           --                      --                  --
                                                                          =========               =========           =========

   The accompanying notes are an integral part of these financial statements.

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 1 - BUSINESS ORGANIZATION

Nature of Operations
--------------------
Nexland, Inc. (hereinafter "Nexland") was incorporated on December 4, 1994 under the laws of the State of Florida. From inception until November 15, 1999, Nexland was inactive. On November 15, 1999, the partners of Nexland Limited Partnership assigned all rights, title and interest in partnership assets to Nexland, Inc. in exchange for 25,075,000 common stock shares of Nexland, Inc. Nexland LP was formed on September 25, 1997. The activities of the Partnership are reflected in the financial statements. The Company is engaged in the production of internet sharing boxes.

On November 17, 1999, WindStar Resources, Inc. (hereinafter "WindStar") acquired all of the outstanding common stock of Nexland. For accounting purposes the acquisition has been treated as a recapitalization of Nexland with Nexland as the acquirer. This form of business combination is referred to as a "reverse acquisition." The historical financial statements prior to November 17, 1999 are those of Nexland. WindStar was incorporated on March 22, 1995, under the laws of the State of Arizona under the name of Turtleback Mountain Gold Co., Inc. to conduct business in the fields of mineral exploration, construction and mining. WindStar Resources, Inc. has been in development stage since inception and had not realized any significant revenues from its planned operations. Prior to November 17, 1999, WindStar discontinued all mineral exploration, construction and mining operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Nexland, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Accounting
-------------------
Nexland uses the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising
-----------
Advertising costs are charged to operations in the year incurred.

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment
-----------------------------
Property, plant and equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Expenditures for repairs and maintenance that do not extend the useful life of the related asset are expensed as incurred.

Impairment of Long-lived Assets
-------------------------------
The Company evaluates the recoverability of long-lived assets when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.

Income Taxes
------------
No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses. The Company's net operating loss is approximately $25,000, and is available to offset future net income. The Company has no significant deferred tax assets or liabilities, and the net operating loss is fully reserved by a valuation allowance.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Basic and Diluted Earnings Per Share
------------------------------------
In December 1997, the Company adopted Statement of Financial Accounting Standards Statement (SFAS) No. 128, Earnings Per Share. Basic earnings per share are computed using the weighted average number of common shares outstanding. Diluted net loss per share is the same as basic net loss per share as the inclusion of common stock equivalents would be antidilutive. At November 17, 1999, the Company had 320,000 stock options and 3,200,000 warrants, which were not included in computing diluted loss per share because their effects were antidilutive.

Revenue Recognition
-------------------
Revenues and cost of revenues are recognized when services and products are furnished or delivered.

Derivative Instruments
----------------------
In June 1998 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

At November 17, 1999, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Reclassifications
-----------------
Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of five to seven years. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.

Major additions and betterments are capitalized. Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in operations.

NOTE 4 - INVENTORY

Inventories are stated at the lower of cost or market, with cost being determined on a first-in-first-out basis.

Inventories at November 17, 1999 and December 31, 1998 consist of internet sharing devices valued at $90,519 and $7,643, respectively. The Company did not maintain inventories at December 31, 1997.

NOTE 5 - LEASE COMMITMENT

Nexland leases commercial office space in Miami, Florida on a month-to-month agreement. The monthly rent is $3,000. The Company is currently negotiating a lease for a new location.

NOTE 6 - INTANGIBLE ASSETS

At December 31, 1999, the Company's trademark applications were still pending approval and no costs have been capitalized.

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 7 - NOTES PAYABLE, RELATED PARTIES

Nexland has unsecured cash loans from a stockholder in the amount of $174,318 at November 17, 1999 and $87,136 at December 31, 1998. The notes bear interest equal to the applicable federal rate, which is 5.83%, are unsecured and are subject to adjustment on August 1, 2000. The terms of the notes were not finalized until after the merger with WindStar Resources, Inc.

Other long-term debt at November 17, 1999 consists of an unsecured note with Phoenix International Mining, Inc., a related party, dated August 1, 1997, with interest due at 1% per month and the principal payable at the discretion of WindStar Resources, Inc. with any remaining principal due not later than five years from the date of the note. Under terms of the note, the Company may borrow from time to time in varying amounts up to the sum of one million dollars within the two years from the date of the note. The balance due at November 17, 1999, was $27,600.

NOTE 8 - NOTES PAYABLE

In the November 1999 acquisition, the Company acquired notes payable from WindStar that are short-term, unsecured demand notes with an interest rate of 12% per annum. The balance on these notes at November 17, 1999 was $19,553.

NOTE 9 - PREFERRED STOCK

The Company has the authority to issue 10,000,000 shares of preferred stock, having a par value of $0.0001 per share. At December 31, 1999, no shares of preferred stock were issued or outstanding.

NOTE 10 - COMMON STOCK

On November 17, 1999, Nexland, Inc. exchanged each of its shares of common stock for 1,475 shares of WindStar Resources, Inc. common stock shares. Nexland, Inc.'s shareholders received 29,500,000 shares of WindStar Resources, Inc. common stock in exchange for their 20,000 shares of Nexland's common stock. Furthermore, Nexland contributed $25,000 in cash for the payment of WindStar's outstanding payables and assumed $82,551 of the net liabilities of WindStar. The shareholders of WindStar Resources, Inc. retained their 4,594,703 shares of common stock. This acquisition has been treated as a recapitalization of Nexland with Nexland as the acquirer (reverse acquisition). The Company has 34,094,703 shares of common stock outstanding at December 31, 1999.

Mr. Israel D. Sultan, the original shareholder of Nexland, was issued 4,425,000 shares of common stock for his original capital contribution of $3,000. On November 15, 1999, Nexland LP was acquired for the issuance of 25,075,000 shares of common stock. Mr. Sultan owned 100% of Nexland and 50% of Nexland LP and, accordingly, as such this transaction is treated as

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 10 - COMMON STOCK (Continued)

a combination of common interests. All financial activity is combined and reported in these financial statements in a manner similar to a pooling of interest.

WindStar, the Company's predecessor by reverse acquisition, had during the year ended December 31, 1995, issued 1,240,000 shares of common stock in exchange for eight mining claims. The stock was issued at $0.0105 per share.

During the year ended December 31, 1996, WindStar issued 1,600,000 units in exchange for one hundred twenty eight mining claims (Note 3). Each unit consisted of one share of common stock, one "Class A Warrant" and one "Class B Warrant". The stock was issued at $0.04125 per share.

During the year ended December 31, 1998, the Board of Directors of WindStar authorized a 1-for-250 reverse stock split, thereby decreasing the number of issued and outstanding shares and increasing the par value of each share to $0.0001. All references in the accompanying financial statements to number of common shares and per share amounts for 1997, 1998 and 1999 have been restated to reflect the reverse stock split.

WindStar issued 22,000 shares of its common stock during the year ended December 31, 1998, in payment of outstanding debt that was owed to Baragan Mountain Mining, LLC for an unpaid royalty fee and the interest accrued. The shares were issued at $2.50 per share.

In November 1999, WindStar issued 382,173 shares of common stock to related parties in payment of debt.

In consideration of Nexland S.A. granting a right of first refusal for purchase of Nexland S.A. to Nexland, Inc., certain Nexland stockholders conveyed 1,584,000 shares of common stock they received out of the 29,500,000 shares of common stock to Nexland S.A. for distribution to Nexland S.A. shareholders. See
Note 15.

On November 17, 1999 the Company committed to a consulting agreement with Fred Schmid, a related party. This agreement provides for compensation to be paid in common stock at 5,000 shares per month issued quarterly. Either party can terminate this agreement at any time.

NOTE 11 - STOCK WARRANTS

During the year ended December 31, 1996, the Company's predecessor by reverse acquisition issued 1,600,000 units. As stated in Note 10, each unit consisted of one share of common stock, one "Class A Warrant" and one "Class B Warrant". Each "Class A Warrant" may be exercised to purchase one share of common stock at exercise prices ranging from $0.25 to $2.50 per share. Each "Class B Warrant" may be exercised to purchase one share of common stock at an exercise price of $5.00. The warrants are redeemable at any time upon the Company giving thirty days

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 11 - STOCK WARRANTS (Continued)

written notice to the holder thereof at redemption price of $0.0025 per warrant. The warrants are exercisable up to five years from the effective date of the offering unless called sooner.

As of November 17, 1999, 1,541,558 "Class A Warrants" remain authorized and outstanding (not exercised). No "Class B Warrants" were exercised during 1997, 1998 or 1999.

NOTE 12 - SALE OF STOCK AND GRANT OF OPTIONS

The Company's predecessor by reverse acquisition sold 540,000 shares of common stock to its president and chief executive officer for $10,000 cash and also granted purchase options to him during November 1997. The Company's options ("Stock Options") enable the holder to purchase up to 160,000 shares of the stock during the ten-year period commencing on the second anniversary of the date of this agreement for exercise prices ranging from $0.25 to $2.50 per share, and up to 160,000 additional shares of stock during the ten-year period commencing on the third anniversary of the date of this agreement for the exercise price of $5.00 per share. This agreement was dated November 11, 1997. No options were granted or exercised during 1998 or 1999.

Following is a summary of the status of fixed options outstanding at December 31, 1999, 1998 and 1997:

                                               Weighted
         Exercise                         Average Remaining                 Weighted Average
       Price Range         Number          Contractual Life                   Exercise Price
       -----------         ------          ----------------                   --------------
     $0.25 to $5.00        320,000           5-10 years                         $3.875

Of the 320,000 options referred to above, 160,000 are exercisable beginning November 11, 1999. These options were exercised in March 2000 at $1.00 per share with the Company receiving a total of $160,000. The remaining 160,000 options are not exercisable until November 11, 2000. The Company estimates that substantially all of these options will be exercised during the contractual period.

NOTE 13 - YEAR 2000

Like other companies, Nexland could be adversely affected if the computer systems it, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc.

The Company has reviewed its business and processing systems and believes that the majority of its systems are already Year 2000 compliant or can be made so with software updates. Based on

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 13 - YEAR 2000 (continued)

preliminary assessments, the Company regards the costs associated with Year 2000 readiness to be immaterial.

NOTE 14 - MERGERS AND ACQUISITIONS

Nexland Limited Partnership
---------------------------
The combination of Nexland with Nexland LP is accounted for as a combination of common interest, which is similar to a pooling of interest. The financial statements have been restated for all periods presented. As of November 15, 1999, Nexland LP had accumulated losses of $259,461 and a net partners' deficit of $194,461. The original Partners' capital was $65,000, of which $100 was for Nexland's one percent general partnership interest.

WindStar Resources, Inc.
------------------------
On November 17, 1999, when Nexland, by reverse acquisition, became the successor entity, WindStar had liabilities in excess of assets of $82,551 after Nexland's advance payment to reduce WindStar debts of $25,000. The allocation to additional paid-in capital as part of this combination exceeded the available balance by $43,061, which was charged to accumulated deficit. In this combination, WindStar acquired all of the outstanding stock of Nexland. For accounting purposes, the acquisition has been treated as a recapitalization of Nexland with Nexland as the acquirer. The historical financial statements prior to November 17, 1999 are those of Nexland. Proforma information giving effect to the acquisition as if the acquisition took place on January 1, 1998 is as follows:

Proforma for the period ended November 17, 1999:

                                                       Historical
                                                       ----------              Proforma
                                                Nexland        WindStar          Total
                                                -------        --------          -----
Revenue                                       $    196,281    $       --    $    196,281
Net Loss                                          (106,236)     (295,059)       (401,295)
Loss per share                                       nil           nil             (0.01)
Weighted average number of
  common stock shares outstanding               29,500,000     4,213,230      33,713,230

Proforma for year ended December 31, 1998:

                                                        Historical
                                                        ----------              Proforma
                                                Nexland         WindStar          Total
                                                -------         --------          -----
Revenue                                       $         --    $         --    $         --
Net Loss                                           (99,902)       (160,664)       (260,566)
Loss per share                                       nil             (0.04)          (0.01)
Weighted average number of
  common stock shares outstanding               29,500,000       4,162,223      33,662,223


NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 14 - MERGERS AND ACQUISITIONS (continued)

As of November 17, 1999, the effect of the above business combination on Nexland's accumulated deficit is $259,462 of partnership losses from Nexland LP, $43,061 of recapitalization losses from WindStar.

NOTE 15 - ACQUISITION OPTION FOR NEXLAND S.A.

Nexland, Inc. has the option to purchase all common stock shares of Nexland S.A., a French corporation. This option expires on June 30, 2000. The purchase price is contingent upon a valuation to be performed by an independent French accounting firm. See Note 10.

NOTE 16 - MINERAL PROPERTIES

WindStar, immediately prior to the reverse acquisition, discontinued all mineral exploration, construction and mining operations. Although mineral exploration and mining are inherently speculative and subject to complex environmental regulations, at the time WindStar discontinued these activities, WindStar was unaware of any pending litigation or of any specific past or prospective matters which could affect the Company or its assets. The following disclosures of mineral properties summarize the recent activities of WindStar.

Eight mining claims were transferred to WindStar on June 30, 1995 by quitclaim deed in exchange for 1,240,000 shares of common stock. The mining claims were valued at the transferor cost of $13,000. Prior to November 17, 1999 and the acquisition, WindStar allowed these claims to expire, resulting in a charge against operations in the amount of $13,000.

One hundred twenty-eight mining claims located in the La Paz, Maricopa, and Yuma counties of Arizona were transferred to WindStar on November 16, 1996 by quitclaim deed in exchange for 1,600,000 units as explained in Note 10. Prior to November 17, 1999 and the acquisition, WindStar allowed these claims to expire resulting in a charge against operations in the amount of $66,076.

The four Red Raven II claims purchased from Maxam Gold Corporation have a royalty fee clause attached to them. The royalty fee, payable to Baragan Mountain Mining, LLC, is five percent of the net income from operations on the claims, or $50,000 annually (whichever is greater) beginning July 14, 1996. During 1998, WindStar settled a default on the $50,000 annual payment, which was due July 14, 1997, by the exchange of 22,000 shares of its common stock. This included $5,000 of interest, which had been accrued on the indebtedness. As part of this settlement, the $50,000 annual fee has been rescinded and future royalty fees will be calculated on 2.5% of net smelter return from production from those claims, if any.

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 17 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company and its predecessor, Nexland LP, have generated no revenues before 1999. The Company recognized a net loss of ($106,236) for 1999 through November 17, 1999 from its activities and that of its predecessor. Nexland, Inc. has an accumulated deficit of $302,523 at November 17, 1999.

Management believes that significant resources will be available from private and public sources in 2000 to continue the marketing of its internet sharing devices. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company's products. Management intends to seek new capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

NOTE 18 - CORRECTION OF ACCOUNTING FOR BUSINESS COMBINATIONS AND SUBSEQUENT
EVENTS

The prior issued financial statements for the period ended November 17, 1999, did not recognize that a strict interpretation of the accounting for reverse acquisitions, should not result in the recognition of goodwill or intangible assets. Also, the accounting for a combination of common interests is equivalent to a pooling of interest.

The accounting for the combination with Nexland LP originally recognized $211,562 in the value of intangible assets (i.e. trademarks). This has been corrected and the Company's additional paid-in capital has been reduced by $211,562. Furthermore, for 1999, 1998, and 1997, the restated financial statements recognize the net effect of revenue, expenses and losses from operations from the partnership of $106,236, $99,902 and $53,324, respectively.

The prior issued financial statements present proforma disclosures which recognized an increase in the value of trademarks of $1,116,976 from the recognition of a minimal stock valuation of the common stock issued in the combination and the net liabilities acquired from WindStar as part of the reverse acquisition. The Company should not have recognized any goodwill or increase in intangible assets as part of this combination. To correct this overstatement, the Company has reduced its additional paid-in capital by $1,116,976.

The financial statements and the notes thereto reflect the appropriate disclosures for the above corrections.

NEXLAND, INC.
NOTES TO FINANCIAL STATEMENTS
For Period ended November 17, 1999 and the Years Ended December 31,
1998 and 1997

NOTE 18 - CORRECTION OF ACCOUNTING FOR BUSINESS COMBINATIONS AND SUBSEQUENT EVENTS (Continued)

In April and May 2000, subsequent to the prior issuance of these financial statements, the Company entered into employment agreements with a new chief executive officer and a new chief financial officer. These contracts, which are for two years, require base salaries of $150,000 and $100,000, respectively, and the issuance of shares of restricted common stock of 1,170,000 and 200,000, respectively. The base salary of the chief executive officer is subject to the Company raising one million dollars. The base salary of the chief financial officer will increase to $120,000 per year upon the Company raising one million dollars. The issuance of the shares of restricted common stock is subject to forfeiture, if the executives terminate their contracts during the initial two-year periods and other conditions.

                           NEXLAND LIMITED PARTNERSHIP
                              Financial Statements



                   For the period ended November 15, 1999 and
                 For the years ended December 31, 1998 and 1997












                            WILLIAMS & WEBSTER, P.S.
                          Certified Public Accountants
                        Bank of America Financial Center
                           W 601 Riverside, Suite 1940
                                Spokane, WA 99201
                                 (509) 838-5111

                           NEXLAND LIMITED PARTNERSHIP


                                TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT                                                1

FINANCIAL STATEMENTS

         Balance Sheets                                                     2

         Statements of Operations and Partners' Capital (Deficit)           3

         Statements of Cash Flows                                           4

NOTES TO FINANCIAL STATEMENTS                                               5

General Partner
Nexland Limited Partnership
Miami, Florida

                          Independent Auditor's Report

We have audited the accompanying balance sheets of Nexland Limited Partnership as of November 15, 1999, December 31, 1998 and 1997 and the related statements of operations and partner's capital (deficit), and cash flows, for the period and years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexland Limited Partnership as of November 15, 1999, December 31, 1998 and 1997, and the results of its operations and its cash flows for the period and years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company's significant losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding the resolution of this issue are also discussed in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Williams & Webster, P.S.
Spokane, Washington
February 24, 2000 (except for Note 1, 6 and 10 as to which the date is May 31, 2000)

NEXLAND LIMITED PARTNERSHIP
BALANCE SHEETS

                                                              November 15,   December 31,  December 31,
                                                                 1999           1998          1997
                                                                 ----           ----          ----
 A S S E T S
       CURRENT ASSETS
            Cash                                               $  12,476       $      23    $   9,540
            Accounts receivable                                   52,989              --           --
            Inventory                                             90,519           7,643           --
                                                               ---------       ---------    ---------
                 TOTAL CURRENT ASSETS                            155,984           7,666        9,540
                                                               ---------       ---------    ---------

       PROPERTY AND EQUIPMENT                                         --
            Furniture and equipment                                8,434           6,183        5,651
            Less:  accumulated depreciation and amortization      (3,659)         (1,943)        (415)
                                                               ---------       ---------    ---------
                 TOTAL PROPERTY AND EQUIPMENT                      4,775           4,240        5,236
                                                               ---------       ---------    ---------

       OTHER ASSETS                                                   --
            Escrow deposit                                        25,000              --           --
            Security deposit                                       3,180              --           --
                                                               ---------       ---------    ---------
                 TOTAL OTHER ASSETS                               28,180              --           --
                                                               ---------       ---------    ---------

            TOTAL ASSETS                                       $ 188,939       $  11,906    $  14,776
                                                               =========       =========    =========

L I A B I L I T I E S  &  P A R T N E R S'  C A P I T A L
       CURRENT LIABILITIES
            Accounts payable                                   $ 196,060       $   7,643    $      --
            Accrued expenses                                      10,122           2,453          200
            Leases, current                                           --              --           --
            Advance from related party                             2,900           2,900        2,900
            Notes payable to partner                             174,318          87,136           --
                                                               ---------       ---------    ---------
                 TOTAL CURRENT LIABILITIES                       383,400         100,132        3,100
                                                               ---------       ---------    ---------

       COMMITMENTS AND CONTINGENCIES                                  --              --           --
                                                               ---------       ---------    ---------

       PARTNERS' CAPITAL                                        (194,461)        (88,226)      11,676
                                                               ---------       ---------    ---------

            TOTAL LIABILITIES AND PARTNERS' CAPITAL            $ 188,939       $  11,906    $  14,776
                                                               =========       =========    =========

   The accompanying notes are an integral part of these financial statements.

NEXLAND LIMITED PARTNERSHIP
STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL (DEFICIT)
For the Period Ended November 15, 1999 and
For the Years Ended December 31, 1998 and 1997


                                                               1999                      1998                      1997
                                                               ----                      ----                      ----
R E V E N U E S                                             $ 196,281                 $      --                  $      --

COST OF REVENUES                                               95,136                        --                         --
                                                            ---------                 ---------                  ---------

GROSS PROFIT                                                  101,145                        --                         --
                                                            ---------                 ---------                  ---------

E X P E N S E S
       Advertising                                             10,164                     3,354                      6,698
       Administrative expenses                                181,724                    53,734                     25,750
       Professional fees                                       15,492                    42,814                     20,876
                                                            ---------                 ---------                  ---------
            TOTAL EXPENSES                                    207,380                    99,902                     53,324
                                                            ---------                 ---------                  ---------


NET LOSS                                                     (106,235)                  (99,902)                   (53,324)

PARTNERS' CAPITAL (DEFICIT), BEGINNING BALANCE                (88,226)                   11,676                         --

PARTNERS' CAPITAL CONTRIBUTION                                     --                        --                     65,000
                                                            ---------                 ---------                  ---------

PARTNERS' CAPITAL (DEFICIT), ENDING BALANCE                 $(194,461)                $ (88,226)                 $  11,676
                                                            =========                 =========                  =========

   The accompanying notes are an integral part of these financial statements.

 NEXLAND LIMITED PARTNERSHIP
 STATEMENTS OF CASH FLOWS
 For the Period Ended November 15, 1999 and
 For the Years Ended December 31, 1998 and 1997

                                                                     1999        1998          1997
                                                                     ----        ----          ----
Cash flows from operating activities:
      Net loss                                                    $(106,235)   $ (99,902)   $ (53,324)
      Adjustments to reconcile net loss
           to net cash provided (used) by operating activities:
                Depreciation and amortization                         1,716        1,528          415
           Decrease (Increase) in :
                Accounts receivable                                 (52,989)          --           --
                Inventory                                           (82,876)      (7,643)          --
                Prepaids and other assets                           (28,180)          --           --
           Increase (Decrease) in :
                Accounts payable                                    188,417        7,643           --
                Accrued expenses                                      7,662        2,253          200
                                                                  ---------    ---------    ---------
           Net cash provided (used) in operating activities         (72,485)     (96,121)     (52,709)
                                                                  ---------    ---------    ---------

Cash flows from investing activities:
      Purchase of property and equipment                             (2,244)        (578)      (5,651)
      Cash contributed by partners                                   87,182       87,182       65,000
                                                                  ---------    ---------    ---------
           Net cash provided (used) in investing activities          84,938       86,604       59,349
                                                                  ---------    ---------    ---------

Cash flows from financing activities:
      Advance from related party                                         --           --        2,900
                                                                  ---------    ---------    ---------
           Net cash provided (used) in financing activities              --           --        2,900
                                                                  ---------    ---------    ---------

Net increase (decrease ) in cash                                     12,453       (9,517)       9,540

Cash, beginning of period                                                23        9,540           --
                                                                  ---------    ---------    ---------

Cash, end of period                                               $  12,476    $      23    $   9,540
                                                                  =========    =========    =========
SUPPLEMENTAL DISCLOSURES:
      Cash paid for:
           Interest                                               $      --    $      --    $      --
                                                                  =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

NEXLAND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
For the Period Ended November 15, 1999
For the Years Ended December 31, 1998 and 1997

NOTE 1 - BUSINESS ORGANIZATION

Nature of Operations
--------------------
Nexland Limited Partnership (hereinafter "Nexland LP") was formed on September 27, 1997 under the laws of the State of Florida. Nexland LP has engaged in the production of internet sharing boxes. From inception until November 15, 1999, Nexland LP was actively engaged in the development and marketing of the internet sharing activities. On November 15, 1999, the partners of Nexland LP assigned all rights, title and interest in partnership assets to Nexland, Inc. in exchange for 17,000 common stock shares of Nexland, Inc. which became 25,075,000 common stock shares of the continuing Nexland, because subsequent to November 17, 1999, Nexland, Inc. exchanged its stock in an acquisition with WindStar Resources, Inc. See Note 10.

The combination of Nexland LP with Nexland, Inc. will be accounted for as a combination of common interest, which is similar to a pooling of interest.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
-------------------
Nexland LP uses the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising
-----------
Advertising costs are charged to operations in the year incurred.

Property, Plant and Equipment
-----------------------------
Property, plant and equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Expenditures for repairs and maintenance which do not extend the useful life of the related asset are expensed as incurred.

Impairment of Long-lived Assets
-------------------------------
The Company evaluates the recoverability of long-lived assets when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.

NEXLAND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
For the Period Ended November 15, 1999
For the Years Ended December 31, 1998 and 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
------------
All tax effects of the Partnership's income or loss are passed through to the partners individually, and as such, no income taxes are provided for in the financial statements.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Revenue and Cash Recognition
----------------------------
Revenues and cost of revenues are recognized when services and products are furnished or delivered.

Trademarks
----------
Trademarks will be amortized using a straight-line method over twenty years, once the trademarks are legally granted.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.

Major additions and betterments are capitalized. Costs of maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in operations.

NOTE 4 - INVENTORY

Inventories are stated at the lower of cost or market, with cost being determined on a first-in-first out basis.

Inventories of finished goods at November 17, 1999 were $90,519.

NOTE 5 - LEASE COMMITMENT

Nexland leases commercial office space in Miami, Florida under a six month lease. The monthly rent is $3,000 and the lease term ends in February, 2000.

NOTE 6 - INTANGIBLE ASSETS

NEXLAND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
For the Period Ended November 15, 1999
For the Years Ended December 31, 1998 and 1997

As of November 15, 1999, the Company's trademark applications were still pending approval and no costs have been capitalized.

NOTE 7 - NOTES PAYABLE, RELATED PARTIES

Nexland LP has unsecured cash loans with its shareholder in the amounts of $174,318 and $87,136 at November 15, 1999 and December 31, 1998 respectively. The notes bear an interest rate equal to the applicable federal rate, (which is 5.83%), are unsecured and are subject to adjustment on August 1, 2000. The loan was not finalized until after the merger with Nexland, Inc. Accrued interest at November 30, 1999 and December 31, 1998 was $9,821 and $2,200, respectively.

Nexland LP received an unsecured, noninterest-bearing advance from Nexland, Inc. in 1997 of $2,900.

NOTE 8 - PARTNERS' CAPITAL

The original partners contributed $65,000 as the initial capital of Nexland LP. All further funding was from loans from related parties. See Note 7.

NOTE 9 - YEAR 2000

Like other companies, Nexland could be adversely affected if the computer systems it, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the company's operations.

The Company has reviewed its business and processing systems and believes that the majority of its systems are already Year 2000 compliant or can be made so with software updates. Based on preliminary assessments, the Company regards the costs associated with Year 2000 readiness to be immaterial.

NEXLAND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
For the Period Ended November 15, 1999
For the Years Ended December 31, 1998 and 1997

NOTE 10 - SUBSEQUENT EVENT - MERGER /ACQUISITION

On November 17, 1999 Nexland, Inc. exchanged each of its shares of common stock for 1,475 shares of WindStar Resources, Inc. common stock shares. Nexland, Inc.'s shareholders received 29,500,000 shares of WindStar Resources, Inc. common stock. In this combination WindStar acquired all of the outstanding stock of Nexland, Inc. for accounting purposes, the acquisition will be treated as a recapitalization of Nexland, Inc. with Nexland as the acquirer.

Nexland was wholly merged into WindStar Resources, Inc and WindStar Resources, Inc. subsequently changed its name to Nexland, Inc.

NOTE 11 - ACQUISITION OPTION FOR NEXLAND SA

Nexland, Inc. has the option to purchase all the common stock shares of Nexland S.A., a French corporation. This option expires on June 30, 2000. The sales price is dependent upon a valuation preformed by an independent French accounting firm.

NOTE 12 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern.

As shown in the accompanying financial statements, the Company had not generated any significant revenues before 1999. Although revenues were generated in 1999, the net loss was $106,235 for the period ending November 15, 1999. The Company is currently involved in a merger, which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern. Management believes that significant resources will be available from private and public sources in 2000 to continue the marketing of its internet sharing devices. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company's products. Management intends to seek new capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.